                                                                  EXHIBIT 4.16

              AMENDMENT NO. 1 TO DEED OF TRUST, MORTGAGE, SECURITY
            AGREEMENT, ASSIGNMENT OF PRODUCTION, FINANCING STATEMENT
                   (PERSONAL PROPERTY INCLUDING HYDROCARBONS),
                               AND FIXTURE FILING


          THIS AMENDMENT NO. 1 TO DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, FINANCING STATEMENT (PERSONAL PROPERTY INCLUDING HYDROCARBONS) AND FIXTURE FILING (this "AMENDMENT") is entered into as of August 31, 1995 at 9:00 a.m., Mountain Time (the "EFFECTIVE DATE") by and between FOREST OIL CORPORATION, a New York corporation with an address for notice hereunder of 1500 Colorado National Building, 950 17th Street, Denver, Colorado 80202 ("MORTGAGOR") to:

          1. THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), with an address at One Chase Manhattan Plaza, New York, New York 10081, as agent for each bank referred to below (in such capacity, the "AGENT") (the Agent, together with its successors in such capacity, is hereinafter referred to as the "SECURED PARTY"), as to any and all portions of the Collateral EXCEPT those portions of the Collateral which (i) are located in the State of Texas or in offshore waters adjacent to the State of Texas and subject to the laws of the State of Texas and (ii) constitute interests in or to real property under the law of the State of Texas (the "DT COLLATERAL"); and

          2. Richard F. Betz, with an address at One Chase Manhattan Plaza, New York, New York 10081, as trustee (successor to Bettylou J. Robert) (in such capacity, together with her successors and assigns in such capacity, the "TRUSTEE"), but only as to the DT Collateral.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN CERTAIN STATES, A POWER OF SALE MAY ALLOW THE SECURED PARTY TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS INSTRUMENT.


                                 R E C I T A L S

          A. Mortgagor, certain banks (collectively, the "EXISTING BANKS"), and the Agent are parties to a Credit Agreement dated as of December 1, 1993 (as heretofore modified and supplemented and in effect on the date hereof (the "ORIGINAL CREDIT AGREEMENT").

          B. Mortgagor, certain banks (collectively, the "BANKS"), and the Agent have agreed to amend and restate the Original Credit Agreement pursuant to an Amended and Restated Credit Agreement dated as of August 31, 1995 (the Original Credit Agreement as so amended and restated and as the same may be further amended and restated and in effect from time to time, being referred to herein as the "CREDIT AGREEMENT")

          C. The Original Credit Agreement is secured by, among other things, that certain Deed of Trust, Mortgage, Security Agreement, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons), and Fixture Filing dated as of June 3, 1994 from Mortgagor to Secured Party and Trustee (as heretofore modified and supplemented, the "DEED OF TRUST").

          D. The Deed of Trust was duly recorded as set forth on Schedule 1 attached hereto.

          E. Mortgagor and Secured Party now desire to amend the Deed of Trust to provide for the continuation of the mortgage lien and security interest provided under the Deed of Trust by Mortgagor to the Secured Party, for the benefit of itself and the Banks.

          NOW, THEREFORE, in view of the foregoing, Mortgagor and Secured Party do hereby agree as follows:

          1. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Deed of Trust.

          2. All references in the Deed of Trust to "this Instrument", as defined in the opening paragraph of the Deed of Trust shall mean the Deed of Trust as amended hereby and as the same may from time to time be further amended or supplemented.

          3. The Deed of Trust is hereby amended by deleting Recital 1 in its entirety and substituting the following therefor:

               "1. Pursuant to the terms of the Amended and Restated Credit Agreement dated as of August 31, 1995 among Mortgagor, certain banks (collectively, the "BANKS"), the Subsidiary Borrowers, the Subsidiary Guarantors and the Secured Party (as amended, supplemented and otherwise modified and in effect from time to time, the "CREDIT AGREEMENT"), the Banks have agreed to make loans from time to time under a revolving credit facility Mortgagor the aggregate principal or stated amount of which shall not exceed $50,000,000.00 at any one time (maturing July 1, 1998), and issue or acquire participation interests in letters of credit for account of Mortgagor the aggregate amount of the liabilities of the Banks under which shall not exceed $10,000,000.00."

          4. Mortgagor hereby confirms that pursuant to and subject to the terms of the Deed of Trust, it has heretofore absolutely and unconditionally granted, bargained, sold, assigned, transferred and conveyed the DT Collateral to the Trustee and granted to the Secured Party a security interest in those portions of the Collateral which (i) are located in the State of Texas or in offshore waters adjacent to the State of Texas and subject to the laws of the State of Texas and (ii) do not constitute DT Collateral.

          5. Mortgagor hereby confirms that pursuant to and subject to the Deed of Trust, it has heretofore absolutely and unconditionally granted, bargained, sold, assigned, transferred, pledged, mortgaged, warranted and conveyed to the Secured Party and granted the Secured Party a security interest in all of the Collateral (except the DT Collateral), including, without limitation, all severed and extracted Hydrocarbons and other minerals produced from or attributable to the Mortgaged Property, including, without limitation, all of the proceeds thereof.

          6. The parties hereto hereby acknowledge and agree that except as specifically amended, changed or modified hereby, the Deed of Trust shall remain in full force and effect in accordance with its terms. None of the rights, titles and interests existing and to exist under the Deed of Trust are hereby released, diminished or impaired, and Mortgagor hereby reaffirms all agreements and covenants and acknowledges and agrees that, except as previously disclosed by Mortgagor under the Deed of Trust (except to the extent same relate to Collateral that is no longer owned by Mortgagor and other than the representation and warranty set forth in the first sentence of
Section 2.02(c) of the Deed of Trust) are true and correct in all material respects as of the date hereof. Mortgagor also represents and warrants to the Banks that the current net overproduced position of the Mortgagor with respect to Hydrocarbons produced from the Mortgaged Properties (expressed in volumetric terms) is not materially greater than the overproduced position of the Mortgagor with respect to the Mortgaged Properties as of December 1, 1993.

          7. INSOFAR AS PERMITTED BY OTHERWISE APPLICABLE LAW, THIS AMENDMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING CHOICE OF LAW AND CONFLICT OF LAW RULES). MORTGAGOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK AND EACH OTHER STATE WHERE THE COLLATERAL IS LOCATED AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AMENDMENT, THE BASIC DOCUMENTS OR THE OBLIGATIONS IN THE CASE OF A

PROCEEDING IN ANY OF SUCH STATES, BY SERVING THE SECRETARY OF STATE OF SUCH STATE IN ACCORDANCE WITH ANY APPLICABLE PROVISIONS OF SUCH STATE'S LAW GOVERNING SERVICE OF PROCESS UPON FOREIGN CORPORATIONS OR ENTITIES.

          8. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof.

          IN WITNESS WHEREOF, Mortgagor has, on the date set forth in the acknowledgement hereto but effective as of the date first above written, caused this Amendment to be duly executed before me, the undersigned Notary Public, in and for the County of Denver, State of Colorado, in the presence of the competent witnesses, after due reading of the whole.

                                   MORTGAGOR:

                                   FOREST OIL CORPORATION


                                   By: /s/ Kenton M. Scroggs
                                       --------------------------
                                   Name:  Kenton M. Scroggs
                                   Title: Vice President & Treasurer


WITNESSES:


/s/ XXXXXXXXXXXXXXXXXXX
- -------------------------

/s/ Marti J. Valentine
- -------------------------


                              Teresa J. Marano
                         ___________________________            (NOTARY
                               Notary Public                      SEAL)

                                       (Notary Stamp)

          IN WITNESS WHEREOF, Secured Party and Trustee have, on the date set forth in the acknowledgement hereto but effective as of the date first above written, caused this Amendment to be duly executed before me, the undersigned Notary Public, in and for the County of New York, State of New York, in the presence of the competent witnesses, after due reading of the whole.

                                   SECURED PARTY:

                                   THE CHASE MANHATTAN BANK
                                     (NATIONAL ASSOCIATION)


                                   By: /s/ Richard F. Betz
                                      ------------------------
                                   Name:  Richard F. Betz
                                   Title: Vice President


                                   TRUSTEE:

                                   By: /s/ Richard F. Betz
                                      -----------------------
                                   Name:  Richard F. Betz
                                   Title: Vice President



WITNESSES:


/s/ XXXXXXXXXXXXXXXXXX
________________________

/s/ XXXXXXXXXXXXXXXXXXX
________________________


                             /s/ Joyce I. Francis
                         ___________________________
                                Notary Public



                                    JOYCE I. FRANCIS
                              Notary Public, State of New York
                                     No. 01FR5037511
                                Qualified in New York County
                            Certificate Filed in New York County
                            Commission Expires December 27, 1996

                                 ACKNOWLEDGEMENT



STATE OF COLORADO        )
                          : ss.
COUNTY OF DENVER )
          ------

          BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on Sept. 13, 1995 there personally appeared before me, the following person, being the designated officer of the corporation set opposite his name, and such corporation being a party to the foregoing Amendment:

          Kenton M. Scroggs, the Vice President/Treasurer of Forest Oil Corporation,

          This Amendment was acknowledged before me on this 13th day of Sept., 1995 by Kenton M. Scroggs, of Forest Oil Corporation, a New York corporation, on behalf of said corporation.

          LOUISIANA

          Who being by me duly sworn, deposed and said that he is the designated officer of said corporation described in and which executed the foregoing Amendment, that he signed his name thereto by order of the Board of Directors of said corporation, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the free act and deed of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal, in the County of Denver, State of Colorado, this 13th day of Sept., 1995.


                         /s/ Teresa J. Marano
                         ----------------------------------------
                         Notary Public, State of Colorado
    (NOTARY
      SEAL)              Notary's Printed Name: Teresa J. Marano

                         My Commission expires: August 11, 1996

                                 ACKNOWLEDGEMENT



STATE OF NEW YORK   )
                    : ss.
COUNTY OF NEW YORK  )

          BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on September 14, 1995 there personally appeared before me, the following person, being the designated officer of the national banking association set opposite his name, and such corporation being a party to the foregoing Amendment:

          Richard F. Betz, a Vice President of The Chase Manhattan Bank (National Association),

          This Amendment was acknowledged before me on this 14th day of September, 1995 by Richard F. Betz, of The Chase Manhattan Bank (National Association), a national banking association, on behalf of said national banking association.

          LOUISIANA

          Who being by me duly sworn, deposed and said that he is the designated officer of said national banking association described in and which executed the foregoing Amendment, that he signed his name thereto by order of the Board of Directors of said national banking association, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the free act and deed of said national banking association.

          IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal, in the County of New York, State of New York, this 14th day of September, 1995.

                         /s/ Joyce I. Francis
                         ----------------------------------------
                         Notary Public, State of New York

                         Notary's Printed Name: Joyce I. Francis

                         My Commission expires: 12/27/96


                                    JOYCE I. FRANCIS
                              Notary Public, State of New York
                                     No. 01FR5037511
                                Qualified in New York County
                            Certificate Filed in New York County
                            Commission Expires December 27, 1996

                                 ACKNOWLEDGEMENT



STATE OF NEW YORK  )
                   : ss.
COUNTY OF NEW YORK )

          BE IT REMEMBERED that I, the undersigned Notary Public duly qualified, commissioned, sworn and acting in and for the county and state aforesaid, hereby certify that, on September 14, 1995 there personally appeared before me, the following person, being a party to the foregoing
Amendment:

          This Amendment was acknowledged before me on this 14th day of September, 1995 by Richard F. Betz.

          LOUISIANA

          Who being by me duly sworn, deposed and said that he is the Trustee described in the foregoing Amendment, that he signed his name thereto, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as him free act and deed.

          IN WITNESS WHEREOF, I have hereunto set my hand and official notarial seal, in the County of New York, State of New York, this 14th day of September, 1995.

                         /s/ Joyce I. Francis
                         ----------------------------------------
                         Notary Public, State of New York

                         Notary's Printed Name: Joyce I. Francis

                         My Commission expires: 12/27/96


                                    JOYCE I. FRANCIS
                              Notary Public, State of New York
                                     No. 01FR5037511
                                Qualified in New York County
                            Certificate Filed in New York County
                            Commission Expires December 27, 1996